For Immediate Release

LPL Financial Announces Fourth Quarter and Full Year 2023 Results

Fourth Quarter 2023 Key Financial Results
•Net Income was $218 million, translating to diluted earnings per share ("EPS") of $2.85, down 28% from a year ago
•Adjusted EPS* decreased 17% year-over-year to $3.51
◦Gross profit* increased 4% year-over-year to $1,007 million
◦Core G&A* increased 11% year-over-year to $364 million
◦EBITDA* decreased 17% year-over-year to $445 million

Fourth Quarter 2023 Key Business Results
•Total advisory and brokerage assets increased 22% year-over-year to $1.35 trillion
◦Advisory assets increased 26% year-over-year to $736 billion
◦Advisory assets as a percentage of total assets increased to 54.3%, up from 52.5% a year ago
•Total organic net new assets were $25 billion, representing 8% annualized growth
◦Organic net new advisory assets were $21 billion, representing 12% annualized growth
◦Organic net new brokerage assets were $4 billion, representing 3% annualized growth
•Recruited assets(1) were $17 billion
◦Recruited assets for the year were $80 billion. Prior to large enterprises, recruited assets for the year were $67 billion, up 49% from a year ago.
•LPL Services Group had annualized revenue of $43 million, up 19% from a year ago
◦Services Group subscriptions were 5,806, up 1,327 year-over-year
•Advisor count(2) was 22,660, up 256 sequentially and 1,385 year-over-year
•Total client cash balances were $48 billion, an increase of $1 billion sequentially and a decrease of $16 billion year-over-year
◦Client cash balances as a percentage of total assets were 3.6%, down from 3.8% in the prior quarter and down from 5.8% a year ago

Fourth Quarter 2023 Key Capital and Liquidity Results
•Corporate cash(3) was $184 million
•Leverage ratio(4) was 1.63x
•Share repurchases were $225 million and dividends paid were $23 million

Full Year 2023 Key Financial and Business Results
•Net Income was $1.1 billion, translating to diluted EPS of $13.69, up 32% from a year ago
•Adjusted EPS* increased 36% year-over-year to $15.72
◦Gross profit* increased 26% year-over-year to $4.03 billion
◦Core G&A* increased 15% year-over-year to $1.37 billion
◦EBITDA* increased 30% year-over-year to $1.99 billion
•Total organic net new assets were $100 billion, representing a 9% growth rate, up from 8% in 2022
•Share repurchases were $1.1 billion and dividends paid were $92.2 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•Completed investment grade debt debut: Issued $750 million of 6.750% senior unsecured notes due 2028
•Core G&A*:
◦2023 Core G&A* was $1,369 million, which translates to a 15% growth rate year-over-year, and was within our outlook range of $1,350 million to $1,370 million
◦In 2024, we plan to grow Core G&A* at a slower rate than 2023. Our 2024 Core G&A* outlook range is ~6.25% to ~8.75% year-over-year growth, or $1,455 million to $1,490 million
▪This is prior to expenses associated with Prudential Financial, Inc. ("Prudential"), which is expected to onboard towards the end of the year
▪Core G&A related to Prudential is expected to build late in 2024 and primarily be incurred in 2025
SAN DIEGO — February 1, 2024 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2023, reporting net income of $218 million, or $2.85 per share. This compares with $319 million, or $3.95 per share, in the fourth quarter of 2022 and $224 million, or $2.91 per share, in the prior quarter.
“Over the past year, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “We continued to serve and empower our advisors as they helped their clients achieve their life goals and dreams. As a result of their successes, we delivered solid business and financial results, while increasing our market share. In 2024, we look forward to further executing on our vision of becoming the leader across the advisor-centered marketplace.”
“Looking at 2023, we continued to execute on our strategic priorities, while at the same time creating long-term value for shareholders,” said Matt Audette, CFO and Head of Business Operations. “We continued to grow assets organically in both our traditional and new markets, successfully onboarded new enterprise clients, and made progress with our Liquidity & Succession solution. Looking ahead, we are excited by the opportunities we have to continue serving our advisors and their clients.”
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on March 26, 2024 to all stockholders of record as of March 12, 2024.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, February 1. The conference call will be available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and enterprises, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving more than 22,000 financial advisors, including advisors at approximately 1,100 enterprises and at approximately 570 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and enterprise leaders have the freedom they deserve to choose the business model, services, and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and enterprises, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.

We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
Forward-Looking Statements
This press release contains statements regarding:

•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's core G&A expenses; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of February 1, 2024 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired or recruited advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and enterprises, and their ability to market financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facility and LPL Financial's committed revolving credit facility, and the indentures governing the Company's senior unsecured notes;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•whether advisors affiliated with Prudential will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the failure to satisfy the closing conditions applicable to the strategic relationship agreement between the Company and Prudential, including regulatory approval;
•the negotiation of the civil monetary penalty and definitive documentation in connection with the settlement of the industry-wide civil investigation into compliance with records preservation requirements for business-related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31,	September 30,		December 31,
	2023	2023	Change	2022	Change
REVENUE
Advisory	$1,085,497	$1,081,562	—%	$902,440	20%
Commission:
Sales-based	355,958	311,792	14%	271,089	31%
Trailing	326,454	331,808	(2%)	311,194	5%
Total commission	682,412	643,600	6%	582,283	17%
Asset-based:
Client cash	352,661	360,518	(2%)	419,215	(16%)
Other asset-based	228,473	224,614	2%	191,797	19%
Total asset-based	581,134	585,132	(1%)	611,012	(5%)
Service and fee	130,680	135,648	(4%)	120,022	9%
Transaction	53,858	50,210	7%	46,790	15%
Interest income, net	43,312	40,773	6%	37,168	17%
Other	66,936	(14,542)	n/m	33,472	100%
Total revenue	2,643,829	2,522,383	5%	2,333,187	13%
EXPENSE
Advisory and commission	1,607,978	1,488,432	8%	1,341,743	20%
Compensation and benefits	270,709	243,759	11%	223,952	21%
Promotional	126,800	131,645	(4%)	80,455	58%
Depreciation and amortization	67,936	64,627	5%	54,241	25%
Occupancy and equipment	62,103	61,339	1%	58,144	7%
Interest expense on borrowings	54,415	48,363	13%	37,082	47%
Amortization of other intangibles	28,618	27,760	3%	22,542	27%
Brokerage, clearing and exchange	25,917	24,793	5%	19,251	35%
Professional services	21,572	18,699	15%	19,336	12%
Communications and data processing	17,814	19,634	(9%)	18,525	(4%)
Other	66,180	75,660	(13%)	38,697	71%
Total expense	2,350,042	2,204,711	7%	1,913,968	23%
INCOME BEFORE PROVISION FOR INCOME TAXES	293,787	317,672	(8%)	419,219	(30%)
PROVISION FOR INCOME TAXES	76,232	93,381	(18%)	100,137	(24%)
NET INCOME	$217,555	$224,291	(3%)	$319,082	(32%)
EARNINGS PER SHARE
Earnings per share, basic	$2.89	$2.95	(2%)	$4.01	(28%)
Earnings per share, diluted	$2.85	$2.91	(2%)	$3.95	(28%)
Weighted-average shares outstanding, basic	75,228	76,062	(1%)	79,483	(5%)
Weighted-average shares outstanding, diluted	76,240	77,147	(1%)	80,875	(6%)

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,
	2023	2022	Change
REVENUE
Advisory	$4,135,681	$3,875,154	7%
Commission:
Trailing	1,299,840	1,292,358	1%
Sales-based	1,252,783	1,033,806	21%
Total commission	2,552,623	2,326,164	10%
Asset-based:
Client cash	1,509,869	953,624	58%
Other asset-based	867,860	806,649	8%
Total asset-based	2,377,729	1,760,273	35%
Service and fee	508,437	467,381	9%
Transaction	199,939	181,260	10%
Interest income, net	159,415	77,126	107%
Other	119,024	(86,533)	n/m
Total revenue	10,052,848	8,600,825	17%
EXPENSE
Advisory and commission	5,915,807	5,324,827	11%
Compensation and benefits	979,681	820,736	19%
Promotional	459,233	339,994	35%
Occupancy and equipment	248,620	219,798	13%
Depreciation and amortization	246,994	199,817	24%
Interest expense on borrowings	186,804	126,234	48%
Amortization of other intangibles	107,211	87,560	22%
Brokerage, clearing and exchange	105,984	86,063	23%
Communications and data processing	75,717	67,687	12%
Professional services	72,583	72,519	—%
Other	209,439	143,937	46%
Total expense	8,608,073	7,489,172	15%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,444,775	1,111,653	30%
PROVISION FOR INCOME TAXES	378,525	265,951	42%
NET INCOME	$1,066,250	$845,702	26%
EARNINGS PER SHARE
Earnings per share, basic	$13.88	$10.60	31%
Earnings per share, diluted	$13.69	$10.40	32%
Weighted-average shares outstanding, basic	76,807	79,801	(4%)
Weighted-average shares outstanding, diluted	77,861	81,285	(4%)

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition(6)
(In thousands, except share data)
(Unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash and equivalents	$465,671	$799,209	$847,519
Cash and equivalents segregated under federal or other regulations	2,007,312	1,370,108	2,199,362
Restricted cash	108,180	105,717	90,389
Receivables from clients, net	588,585	581,017	561,569
Receivables from brokers, dealers and clearing organizations	50,069	41,081	56,276
Advisor loans, net	1,479,690	1,369,587	1,123,004
Other receivables, net	743,317	723,573	677,766
Investment securities ($76,088, $36,201 and $36,758 at fair value at December 31, 2023, September 30, 2023 and December 31, 2022, respectively)	91,311	52,623	52,610
Property and equipment, net	933,091	883,388	780,357
Goodwill	1,856,648	1,772,182	1,642,468
Other intangibles, net	671,585	641,166	427,676
Other assets	1,390,021	1,147,678	1,023,230
Total assets	$10,385,480	$9,487,329	$9,482,226
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,266,176	$1,999,555	$2,694,929
Payables to brokers, dealers and clearing organizations	163,337	98,697	147,752
Accrued advisory and commission expenses payable	216,541	208,827	203,292
Corporate debt and other borrowings, net	3,734,111	3,124,480	2,717,444
Accounts payable and accrued liabilities	485,963	388,946	448,630
Other liabilities	1,440,373	1,576,236	1,102,627
Total liabilities	8,306,501	7,396,741	7,314,674
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,233,328 shares, 130,198,861 shares, and 129,655,843 shares issued at December 31, 2023, September 30, 2023 and December 31, 2022, respectively	130	130	130
Additional paid-in capital	1,987,684	1,970,096	1,912,886
Treasury stock, at cost — 55,576,970 shares, 54,579,627 shares and 50,407,844 shares at December 31, 2023, September 30, 2023 and December 31, 2022, respectively	(3,993,949)	(3,766,871)	(2,846,536)
Retained earnings	4,085,114	3,887,233	3,101,072
Total stockholders’ equity	2,078,979	2,090,588	2,167,552
Total liabilities and stockholders’ equity	$10,385,480	$9,487,329	$9,482,226

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q4 2023	Q3 2023	Change	Q4 2022	Change
Gross Profit(7)
Advisory	$1,085,497	$1,081,562	—%	$902,440	20%
Trailing commissions	326,454	331,808	(2%)	311,194	5%
Sales-based commissions	355,958	311,792	14%	271,089	31%
Advisory fees and commissions	1,767,909	1,725,162	2%	1,484,723	19%
Production-based payout(8)	(1,548,540)	(1,506,080)	3%	(1,313,026)	18%
Advisory fees and commissions, net of payout	219,369	219,082	—%	171,697	28%
Client cash(9)	373,979	377,782	(1%)	439,181	(15%)
Other asset-based(10)	228,473	224,614	2%	191,797	19%
Service and fee	130,680	135,648	(4%)	120,022	9%
Transaction	53,858	50,210	7%	46,790	15%
Interest income and other, net(11)	26,611	27,598	(4%)	21,957	21%
Total net advisory fees and commissions and attachment revenue	1,032,970	1,034,934	—%	991,444	4%
Brokerage, clearing and exchange expense	(25,917)	(24,793)	5%	(19,251)	35%
Gross Profit(7)	1,007,053	1,010,141	—%	972,193	4%

G&A Expense
Core G&A(12)	364,469	341,728	7%	327,040	11%
Regulatory charges(13)	8,905	48,083	(81%)	9,325	(5%)
Promotional (ongoing)(14)(15)	138,457	140,171	(1%)	84,077	65%
Acquisition costs(15)	34,931	5,989	n/m	6,435	n/m
Employee share-based compensation	15,535	15,748	(1%)	12,232	27%
Total G&A	562,297	551,719	2%	439,109	28%
EBITDA(16)	444,756	458,422	(3%)	533,084	(17%)
Depreciation and amortization	67,936	64,627	5%	54,241	25%
Amortization of other intangibles	28,618	27,760	3%	22,542	27%
Interest expense on borrowings	54,415	48,363	13%	37,082	47%
INCOME BEFORE PROVISION FOR INCOME TAXES	293,787	317,672	(8%)	419,219	(30%)
PROVISION FOR INCOME TAXES	76,232	93,381	(18%)	100,137	(24%)
NET INCOME	$217,555	$224,291	(3%)	$319,082	(32%)
Earnings per share, diluted	$2.85	$2.91	(2%)	$3.95	(28%)
Weighted-average shares outstanding, diluted	76,240	77,147	(1%)	80,875	(6%)
Adjusted EPS(17)	$3.51	$3.74	(6%)	$4.21	(17%)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2023	Q3 2023	Change	Q4 2022	Change
Market Drivers
S&P 500 Index (end of period)	4,770	4,288	11%	3,840	24%
Russell 2000 Index (end of period)	2,027	1,785	14%	1,761	15%
Fed Funds daily effective rate (average bps)	533	526	7bps	366	167bps

Advisory and Brokerage Assets(18)
Advisory assets	$735.8	$662.7	11%	$583.1	26%
Brokerage assets	618.2	575.7	7%	527.7	17%
Total Advisory and Brokerage Assets	$1,354.1	$1,238.4	9%	$1,110.8	22%
Advisory as a % of Total Advisory and Brokerage Assets	54.3%	53.5%	80bps	52.5%	180bps

Assets by Platform
Corporate advisory assets(19)	$496.5	$444.4	12%	$389.1	28%
Independent RIA advisory assets(19)	239.3	218.3	10%	194.0	23%
Brokerage assets	618.2	575.7	7%	527.7	17%
Total Advisory and Brokerage Assets	$1,354.1	$1,238.4	9%	$1,110.8	22%

Centrally Managed Assets
Centrally managed assets(20)	$112.1	$100.5	12%	$89.2	26%
Centrally Managed as a % of Total Advisory Assets	15.2%	15.2%	—bps	15.3%	(10bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2023	Q3 2023	Change	Q4 2022	Change
Net New Assets (NNA)(21)
Net new advisory assets	$20.5	$22.7	n/m	$12.6	n/m
Net new brokerage assets	4.2	10.5	n/m	8.6	n/m
Total Net New Assets	$24.7	$33.2	n/m	$21.3	n/m

Organic Net New Assets
Organic net new advisory assets	$20.5	$22.7	n/m	$12.6	n/m
Organic net new brokerage assets	4.2	10.5	n/m	8.6	n/m
Total Organic Net New Assets	$24.7	$33.2	n/m	$21.3	n/m

Net brokerage to advisory conversions(22)	$2.6	$2.7	n/m	$1.5	n/m
Organic advisory NNA annualized growth(23)	12.4%	13.7%	n/m	9.3%	n/m
Total organic NNA annualized growth(23)	8.0%	10.7%	n/m	8.2%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$15.9	$17.0	n/m	$8.4	n/m
Independent RIA net new advisory assets	4.6	5.7	n/m	4.3	n/m
Total Net New Advisory Assets	$20.5	$22.7	n/m	$12.6	n/m
Centrally managed net new advisory assets(21)	$3.0	$4.4	n/m	$1.3	n/m

Client Cash Balances(24)
Insured cash account sweep	$34.5	$33.6	3%	$46.8	(26%)
Deposit cash account sweep	9.3	9.1	2%	11.5	(19%)
Total Bank Sweep	43.8	42.7	3%	58.4	(25%)
Money market sweep	2.4	2.6	(8%)	3.0	(20%)
Total Client Cash Sweep Held by Third Parties	46.2	45.3	2%	61.4	(25%)
Client cash account	2.3	2.0	15%	2.7	(15%)
Total Client Cash Balances	$48.5	$47.3	3%	$64.1	(24%)
Client Cash Balances as a % of Total Assets	3.6%	3.8%	(20bps)	5.8%	(220bps)

Client Cash Balances Average Yields - bps(25)
Insured cash account sweep	317	318	(1)	291	26
Deposit cash account sweep	379	357	22	254	125
Money market sweep	28	29	(1)	32	(4)
Client cash account(26)	475	454	21	322	153
Total Client Cash Balances Average Yield - bps	320	315	5	273	47

Net buy (sell) activity(27)	$32.8	$35.6	n/m	$25.0	n/m

Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	December 2023	November 2023	Change	October 2023	September 2023
Advisory and Brokerage Assets(18)
Advisory assets	$735.8	$702.3	5%	$653.6	$662.7
Brokerage assets	618.2	598.2	3%	565.8	575.7
Total Advisory and Brokerage Assets	$1,354.1	$1,300.4	4%	$1,219.4	$1,238.4

Net New Assets (NNA)(21)
Net new advisory assets	$8.1	$6.7	n/m	$5.7	$6.7
Net new brokerage assets	1.1	1.7	n/m	1.5	2.4
Total Net New Assets	$9.2	$8.4	n/m	$7.2	$9.1
Net brokerage to advisory conversions(22)	$1.0	$0.9	n/m	$0.8	$0.8

Organic Net New Assets (NNA)
Net new advisory assets	$8.1	$6.7	n/m	$5.7	$6.7
Net new brokerage assets	1.1	1.7	n/m	1.5	2.4
Total Organic Net New Assets	$9.2	$8.4	n/m	$7.2	$9.1

Client Cash Balances(24)
Insured cash account sweep	$34.5	$33.8	2%	$33.5	$33.6
Deposit cash account sweep	9.3	8.9	4%	9.0	9.1
Total Bank Sweep	43.8	42.7	3%	42.5	42.7
Money market sweep	2.4	2.4	—%	2.4	2.6
Total Client Cash Sweep Held by Third Parties	46.2	45.2	2%	44.9	45.3
Client cash account	2.3	2.1	10%	2.1	2.0
Total Client Cash Balances	$48.5	$47.3	3%	$46.9	$47.3

Net buy (sell) activity(27)	$10.8	$11.3	n/m	$10.7	$11.3

Market Drivers
S&P 500 Index (end of period)	4,770	4,568	4%	4,194	4,288
Russell 2000 Index (end of period)	2,027	1,809	12%	1,662	1,785
Fed Funds effective rate (average bps)	533	533	—bps	533	533
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2023	Q3 2023	Change	Q4 2022	Change
Commission Revenue by Product
Annuities	$408,480	$371,304	10%	$331,251	23%
Mutual funds	167,392	169,318	(1%)	157,961	6%
Fixed income	40,441	42,286	(4%)	32,249	25%
Equities	29,920	27,414	9%	25,626	17%
Other	36,179	33,278	9%	35,196	3%
Total commission revenue	$682,412	$643,600	6%	$582,283	17%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$221,070	$183,974	20%	$153,863	44%
Mutual funds	37,016	34,718	7%	33,601	10%
Fixed income	40,441	42,286	(4%)	32,249	25%
Equities	29,920	27,414	9%	25,626	17%
Other	27,511	23,400	18%	25,750	7%
Total sales-based commissions	$355,958	$311,792	14%	$271,089	31%
Trailing commissions
Annuities	$187,410	$187,330	—%	$177,388	6%
Mutual funds	130,376	134,600	(3%)	124,360	5%
Other	8,668	9,878	(12%)	9,446	(8%)
Total trailing commissions	$326,454	$331,808	(2%)	$311,194	5%
Total commission revenue	$682,412	$643,600	6%	$582,283	17%

Payout Rate(8)	87.59%	87.30%	29bps	88.44%	(85bps)

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2023	Q3 2023	Q4 2022
Cash and equivalents	$465,671	$799,209	$847,519
Cash at regulated subsidiaries	(410,313)	(714,739)	(392,571)
Excess cash at regulated subsidiaries per the Credit Agreement	128,327	224,206	4,439
Corporate Cash(3)	$183,685	$308,676	$459,387

Corporate Cash(3)
Cash at the Parent	$26,587	$77,026	$448,180
Excess cash at regulated subsidiaries per the Credit Agreement	128,327	224,206	4,439
Cash at non-regulated subsidiaries	28,771	7,444	6,768
Corporate Cash	$183,685	$308,676	$459,387

Leverage Ratio
Total debt	$3,757,200	$3,141,875	$2,737,900
Total corporate cash	183,685	308,676	459,387
Credit Agreement Net Debt	$3,573,515	$2,833,199	$2,278,513
Credit Agreement EBITDA (trailing twelve months)(28)	$2,194,807	$2,248,869	$1,639,114
Leverage Ratio	1.63x	1.26x	1.39x

	December 31, 2023
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$280,000	ABR+37.5 bps / SOFR+147.5 bps	6.966%	3/15/2026
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	6.730%	7/16/2024
Senior Secured Term Loan B	1,027,200	SOFR+185 bps(b)	7.206%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$3,757,200		5.753%

(a)Secured borrowing capacity of $2.0 billion at LPL Holdings, Inc. (the "Parent"). The Parent’s outstanding balance at December 31, 2023 was comprised of an ABR-based balance of $18.0 million with the applicable margin of ABR + 37.5 bps (8.875%) and a SOFR-based balance of $262.0 million with the applicable margin of SOFR + 147.5 bps (6.835%).
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2023	Q3 2023	Change	Q4 2022	Change
Advisors
Advisors	22,660	22,404	1%	21,275	7%
Net new advisors	256	462	(45%)	231	11%
Annualized advisory fees and commissions per advisor(29)	$314	$311	1%	$281	12%
Average total assets per advisor ($ in millions)(30)	$59.8	$55.3	8%	$52.2	15%
Transition assistance loan amortization ($ in millions)(31)	$55.1	$53.7	3%	$45.4	21%
Total client accounts (in millions)	8.3	8.2	1%	7.9	5%

Employees	7,372	7,124	3%	6,415	15%

Services Group
Services Group subscriptions(32)
Professional Services	1,895	1,867	1%	1,484	28%
Business Optimizers	3,363	3,251	3%	2,802	20%
Planning and Advice	548	456	20%	193	184%
Total Services Group subscriptions	5,806	5,574	4%	4,479	30%
Services Group advisor count	3,850	3,695	4%	3,039	27%

AUM retention rate (quarterly annualized)(33)	98.4%	98.8%	(40bps)	98.2%	20bps

Capital Management
Capital expenditures ($ in millions)(34)	$105.9	$95.0	11%	$74.4	42%

Share repurchases ($ in millions)	$225.0	$250.0	(10%)	$150.0	50%
Dividends ($ in millions)	22.7	22.8	—%	19.9	14%
Total Capital Returned ($ in millions)	$247.7	$272.8	(9%)	$169.9	46%

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles, acquisition costs and a regulatory charge in the third quarter of 2023 related to an investigation of the Company’s compliance with records preservation requirements for business-related electronic communications stored on personal devices or messaging platforms that have not been approved by the Company, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs and a regulatory charge that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net

Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries. Cash and equivalents held at regulated subsidiaries as of September 30, 2023 included that of Financial Resources Group Investment Services, LLC; however, the broker-dealer registration for this entity was terminated during the fourth quarter of 2023. As a result, it was reflected in cash and equivalents held at non-regulated subsidiaries at December 31, 2023.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The Company was named Top RIA custodian (Cerulli Associates, 2022 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Certain financial statement line items have been reclassified in the condensed consolidated statement of financial condition as of September 30, 2023 to better align with industry practice and the Company's business. Prior periods have not been reclassified as the impacts were not material.
(7) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
Total revenue	$2,643,829	$2,522,383	$2,333,187
Advisory and commission expense	1,607,978	1,488,432	1,341,743
Brokerage, clearing and exchange expense	25,917	24,793	19,251
Employee deferred compensation(35)	2,881	(983)	—
Gross profit	$1,007,053	$1,010,141	$972,193

Below is a calculation of gross profit for the years presented (in thousands):

	Years Ended December 31,
	2023	2022
Total revenue	$10,052,848	$8,600,825
Advisory and commission expense	5,915,807	5,324,827
Brokerage, clearing and exchange expense	105,984	86,063
Employee deferred compensation(35)	4,101	—
Gross profit	$4,026,956	$3,189,935
(8) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q4 2023	Q3 2023	Q4 2022
Advisory and commission expense	$1,607,978	$1,488,432	$1,341,743
(Less) Plus: Advisor deferred compensation	(59,438)	17,648	(28,717)
Production-based payout	$1,548,540	$1,506,080	$1,313,026

Advisory and commission revenue	$1,767,909	$1,725,162	$1,484,723

Payout rate	87.59%	87.30%	88.44%
(9) Client cash revenue as presented in Management's Statements of Operations is calculated as client cash revenue, which is a component of asset-based revenue on the Company's consolidated statements of income, plus interest income on client cash account ("CCA") balances segregated under federal or other regulations. Below is a reconciliation of client cash revenue per the consolidated statements of income to client cash revenue per Management's Statements of Operations for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
Client cash	$352,661	$360,518	$419,215
Plus: Interest income on CCA balances segregated under federal or other regulations(11)	21,318	17,264	19,966
Total client cash revenue	$373,979	$377,782	$439,181
(10)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.
(11) Interest income and other, net is a financial measure calculated as interest income, net plus (less) other revenue, plus (less) deferred compensation, less interest income on CCA balances segregated under federal or other regulations. Below is a reconciliation of interest income, net and other revenue to interest income and other, net for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
Interest income, net	$43,312	$40,773	$37,168
Plus (Less): Other revenue	66,936	(14,542)	33,472
(Less) Plus: Deferred compensation(35)	(62,319)	18,631	(28,717)
(Less): Interest income on CCA balances segregated under federal or other regulations	(21,318)	(17,264)	(19,966)
Interest income and other, net	$26,611	$27,598	$21,957

(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
Core G&A Reconciliation
Total expense	$2,350,042	$2,204,711	$1,913,968
Advisory and commission	(1,607,978)	(1,488,432)	(1,341,743)
Depreciation and amortization	(67,936)	(64,627)	(54,241)
Interest expense on borrowings	(54,415)	(48,363)	(37,082)
Amortization of other intangibles	(28,618)	(27,760)	(22,542)
Brokerage, clearing and exchange	(25,917)	(24,793)	(19,251)
Employee deferred compensation(35)	(2,881)	983	—
Total G&A	562,297	551,719	439,109
Promotional (ongoing)(14)(15)	(138,457)	(140,171)	(84,077)
Acquisition costs(15)	(34,931)	(5,989)	(6,435)
Employee share-based compensation	(15,535)	(15,748)	(12,232)
Regulatory charges(13)	(8,905)	(48,083)	(9,325)
Core G&A	$364,469	$341,728	$327,040
Below is a reconciliation of the Company's total expense to core G&A for the years presented (in thousands):

	Years Ended December 31,
	2023	2022
Core G&A Reconciliation
Total expense	$8,608,073	$7,489,172
Advisory and commission	(5,915,807)	(5,324,827)
Depreciation and amortization	(246,994)	(199,817)
Interest expense on borrowings	(186,804)	(126,234)
Amortization of other intangibles	(107,211)	(87,560)
Brokerage, clearing and exchange	(105,984)	(86,063)
Employee deferred compensation(35)	(4,101)	—
Total G&A	2,041,172	1,664,671
Promotional (ongoing)(14)(15)	(486,326)	(353,946)
Regulatory charges(13)	(71,320)	(32,564)
Employee share-based compensation	(66,024)	(50,050)
Acquisition costs(15)	(48,103)	(36,165)
Core G&A	$1,369,399	$1,191,946
(13)    The staff of the SEC proposed a potential settlement with the Company to resolve its civil investigation of the Company’s compliance with records preservation requirements for business-related electronic communications stored on personal devices or messaging platforms that have not been approved by the Company applicable to broker -dealer firms and investment advisors. Under the SEC's proposed resolution, the Company would pay a $50.0 million civil monetary penalty. The Company recorded $40.0 million in regulatory charges for the three months ended September 30, 2023 to reflect the amount of the penalty that is not covered by the Company’s captive insurance subsidiary.

(14) Promotional (ongoing) includes $12.5 million and $3.6 million for the three months ended December 31, 2023 and 2022, respectively, and $10.8 million for the three months ended September 30, 2023 of support costs related to full-time employees that are classified within Compensation and benefits expense in the consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs. Promotional (ongoing) includes $30.7 million and $16.1 million of such support costs for the twelve months ended December 31, 2023 and 2022, respectively.
(15) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisition. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
Acquisition costs
Fair value mark on contingent consideration(36)	$26,712	$—	$—
Professional services	3,664	2,199	2,434
Compensation and benefits	2,829	1,345	3,543
Promotional(14)	863	2,260	54
Other	863	185	404
Acquisition costs	$34,931	$5,989	$6,435

The below table summarizes the primary components of acquisition costs for the years presented (in thousands):

	Years Ended December 31,
	2023	2022
Acquisition costs
Fair value mark on contingent consideration(36)	$26,712	$—
Professional services	10,044	12,023
Compensation and benefits	6,069	20,577
Promotional(14)	3,593	2,271
Other	1,685	1,294
Acquisition costs	$48,103	$36,165

(16) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
EBITDA Reconciliation
Net income	$217,555	$224,291	$319,082
Interest expense on borrowings	54,415	48,363	37,082
Provision for income taxes	76,232	93,381	100,137
Depreciation and amortization	67,936	64,627	54,241
Amortization of other intangibles	28,618	27,760	22,542
EBITDA	$444,756	$458,422	$533,084

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q4 2023		Q3 2023		Q4 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$217,555	$2.85	$224,291	$2.91	$319,082	$3.95
Regulatory charge(13)	—	—	40,000	0.52	—	—
Amortization of other intangibles	28,618	0.38	27,760	0.36	22,542	0.28
Acquisition costs	34,931	0.46	5,989	0.08	6,435	0.08
Tax benefit	(13,789)	(0.18)	(9,143)	(0.12)	(7,659)	(0.10)
Adjusted net income / adjusted EPS	$267,315	$3.51	$288,897	$3.74	$340,400	$4.21
Diluted share count	76,240		77,147		80,875
Note: Totals may not foot due to rounding.
Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the years presented (in thousands, except per share data):

	Years Ended December 31,
	2023		2022
	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$1,066,250	$13.69	$845,702	$10.40
Regulatory charge(13)	40,000	0.51	—	—
Amortization of other intangibles	107,211	1.38	87,560	1.08
Acquisition costs	48,103	0.62	36,165	0.44
Tax benefit	(37,418)	(0.48)	(32,700)	(0.40)
Adjusted net income / adjusted EPS	$1,224,146	$15.72	$936,727	$11.52
Diluted share count	77,861		81,285
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(24) During the second quarter of 2022, the Company updated its definition of client cash balances to include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q4 2023	Q3 2023	Q4 2022
Purchased money market funds	$29.5	$25.2	$8.8
(25) Calculated by dividing revenue for the period by the average balance during the period.

(26) Calculated by dividing interest income earned on cash held in the CCA for the period by the average CCA balance, excluding cash held in CCA that has been used to fund margin lending, during the period. The remaining cash is primarily held in cash segregated under federal or other regulations in the consolidated balance sheets. Cash held in the CCA that has been used to fund margin lending is as follows for the periods presented (in billions):

	Q4 2023	Q3 2023	Q4 2022
CCA balances that have been used to fund margin	$0.5	$0.5	$0.5
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q4 2023	Q3 2023	Q4 2022
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,066,250	$1,167,777	$845,702
Interest expense on borrowings	186,804	169,471	126,234
Provision for income taxes	378,525	402,430	265,951
Depreciation and amortization	246,994	233,299	199,817
Amortization of other intangibles	107,211	101,134	87,560
EBITDA	$1,985,784	$2,074,111	$1,525,264
Credit Agreement Adjustments:
Acquisition costs and other(13)(15)	$110,170	$77,362	$50,685
Employee share-based compensation	66,024	62,720	50,050
M&A accretion(37)	30,268	32,036	10,570
Advisor share-based compensation	2,561	2,640	2,545
Credit Agreement EBITDA	$2,194,807	$2,248,869	$1,639,114
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and enterprises.
(32) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales and CFO Essentials) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning, Tax Planning, and High Net Worth Services) for which subscriptions are the number of advisors using the service.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) During the first quarter of 2023, the Company updated its presentation of employee deferred compensation to be consistent with its presentation of advisor deferred compensation. As a result, gains or losses related to market fluctuations on advisor and employee deferred compensation plans are presented in the same line item as the related increase or decrease in compensation expense for purposes of Management's Statements of Operations. This change has not been applied retroactively as the impact on prior periods was not material.
(36) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the consolidated statements of income.

(37)     M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.